UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2020 (August 15, 2020)

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 8 Han Huang Road Jiang’an District Wuhan, Hubei Province, PRC	430023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65660703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KGJI	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01  Changes in Registrant’s Certifying Accountant

By letter dated August 15, 2020, the independent registered public accounting firm of Kingold Jewelry Inc. (the “Company”), Friedman LLP, resigned, effectively immediately.  Friedman LLP served as the Company’s independent registered public accounting firm since March 8, 2010.

In its resignation letter, Friedman LLP informed the Audit Committee that Friedman LLP had become aware of information related to the Company’s financial statements for the years ended December 31, 2016, December 31, 2017 and December 31, 2018 (the “2016, 2017 and 2018 Financial Statements”) that was not known to Friedman LLP at the time of its audits and that was of such a nature and from such a source that Friedman LLP would have investigated such information if it had come to Friedman LLP’s attention during the conduct of the audits of the 2016, 2017 and 2018 Financial Statements. Because of its conclusion that the Company had not provided sufficient support of Friedman LLP’s efforts to conduct a satisfactory investigation of such matters, Friedman LLP notified the Audit Committee of its immediate resignation.

Friedman LLP’s audit reports on the financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles.  During the Company’s two most recent fiscal years and subsequent interim period preceding Friedman LLP’s resignation, there were no disagreements with Friedman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Friedman LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In its resignation letter dated August 15, 2020, Friedman LLP requested that the Company take immediate steps to make the necessary Form 8-K filing stating that further reliance should no longer be placed on its previously issued audit reports for the 2016, 2017 and 2018 Financial Statements.   The non-reliance request by Friedman LLP is based on its conclusion that Friedman LLP was unable to obtain the Company’s support to conduct a satisfactory investigation of the information mentioned above in Item 4.01.  The Company’s Audit Committee has discussed with Friedman LLP the matters disclosed under this item.

A copy of Friedman LLP’s letter dated August 15, 2020 is filed as Exhibit 7.1 to this report on Form 8-K and is incorporated herein as so filed.  The summary of the letter in this report is modified and supplemented by such exhibit.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided Friedman LLP with a copy of this report on Form 8-K and requested Friedman LLP to furnish to the Company as promptly as possible a letter addressed to the Securities and Exchange Commission stating whether Friedman LLP agrees with the statements made by the Company in response to Items 4.01 and 4.02 and, if not, stating the respects in which it does not agree.  The letter from Friedman LLP is filed as Exhibit 7.2 to this Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(99)	Exhibits

The exhibits listed in the following Exhibit Index are filed or furnished as part of this report.

Exhibit No.	Description

7.1	Letter from Friedman LLP dated August 15, 2020
7.2	Letter from Friedman LLP dated August 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kingold Jewelry Inc.

Date: August 20, 2020	By:
/s/ Zhihong Jia
Zhihong Jia
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

7.1	Letter from Friedman LLP dated August 15, 2020
7.2	Letter from Friedman LLP dated August 20, 2020